STOCK COMPENSATION AGREEMENT

        THIS AGREEMENT, is made effective _________, 2006, and is by and between Perfisans Holdings Limited with address at 7828 Kennedy Road, Suite 201, Markham, Ontario, Canada, L3R 6P1 (the "Company") and Chen DiChao, with address at Room AH, 18/F., Jing Feng Building, Shangbu Road South, Futian District, Shenzhen, PRC. ("CDC"):

         WHEREAS CDC has provided good and valuable services to the Company as detailed on Exhibit A hereto:

          The Company does not currently have adequate cash available to pay CDC in cash for the services provided by him and to pay for the ongoing operation of the Company; and

          CDC is willing to accept shares of the Company's Common Stock in lieu of cash for the services provided by him under the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, CDC and the Company agree as follows:

1. The Company and CDC agree that the value of the services performed by CDC is equal to the amount set forth in Exhibit A hereto, and that the services shown represent all of the which CDC is entitled to compensation.

2. The Company hereby agrees to issue the number of shares of the Company's Common Stock set forth on Exhibit A hereto, and CDC hereby agrees to accept such shares in full payment for the services detailed on Exhibit A hereto, and it is agreed that the value of each share of common stock is equal in value to $0.04.

3. CDC represents and warrants to the Company that he is acquiring the shares of Common Stock for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such shares of Common Stock.

4. CDC hereby acknowledges that, upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the shares of Common Stock will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND,

ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

5. The Company will use its best efforts to register the shares of Common Stock issued pursuant to this Agreement for resale by CDC in a registration statement to be filed under the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.



                                            PERFISANS HOLDINGS LIMITED


                                         By: /s/
                                            --------------------------

                                            --------------------------
                                            (Printed Name and Title)


                                            CHEN DICHAO
                                             /s/
                                            -----------------------
                                            (Signature)

                    EXHIBIT A TO STOCK COMPENSATION AGREEMENT

Name: Chen DiChao

Description of Services Provided:

Product Engineering Support Services:-
          Pre-Sales Engineering Support including product demonstration, customer liason Post-Sales Engineering Support including product installation, test, validation and customer satisfaction support.

Agreed Value of Services:  $60,000.00

Number of Shares of Common Stock to be issued under Agreement:  1,500,000